Exhibit 10.9

SUBLEASE

1.	PARTIES.

This Sublease, dated___________, 2013 is made between Confederate Motors. Inc. ("Sublessor") and Mingledorffs, Inc. ("Sublessee").

2.	MASTER LEASE.

Sublessor is the lessee under a written lease dated April 1. 2011. wherein The George F. Wheelock Company, an Alabama corporation. ("Lessor") leased to Sublessor the real property located in the City of Birmingham, County of Jefferson, State of Alabama, described as 3029 2nd Avenue South. Birmingham. Alabama 35233 ("Master Premises"). Said lease has been amended by the following amendments: N/A Said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

3.	PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"):

4.	WARRANTY BY SUBLESSOR.

Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the Provisions of the Master Lease.

5.	TERM.

The Term of this Sublease shall commence on November 1, 2013 ("Commencement Date") (or when Lessor consents to this Sublease if such consent is required under the Master Lease, whichever shall last occur), and end on December 31. 2018 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of not further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not "advance" the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.	RENT.

6.1	Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 3230 Airport Highway Birmingham, AL 35222 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Seven thousand fifty-nine dollars and sixty-seven cents ($7,059.67) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Seven thousand fifty-nine dollars and sixty-seven cents ($7,059.67)) as rent for December. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions:

6.2	Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or Project of which the Premises are a Part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent $ - 0 - percent (0%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and "Sublessor" under this Section 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.	SECURITY DEPOSIT.

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Seven thousand fifty-nine dollars and sixty-seven cents ($7,059.67) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder unpaid, for the payment of any other sum for which Sublessor becomes obligated by reason of Sublessee's default or breach, or any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall delivery to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.	USE OF PREMISES.

The Premises shall be used and occupied only for the assembly, storage, sales of motorcycles, parts, etc. and for no other use or purpose.

9.	ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

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10.	OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, and the Premises the Master premises, except for the following:

Confederate Motors, Inc. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessor to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises, or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default of breach hereunder.

11.	ATTORNEYS' FEES.

If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

12.	AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: Graham & Company, LLC, who represents both Mingledorffs. Inc. and Confederate Motors, Inc.

13.	COMMISSION.

Upon execution of this sublease (and consent thereto by the Lessor if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for subleasing of the Premises.

14.	NOTICES.

All notices and demands which may or are to be required as permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Lessor or Sublessor to Sublessor or Sublessee shall be sent directly to the sublessee and by copying Sublessor ( if applicable) by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor, all notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set further herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: Mr. Bill Hallenberg, 3230 Airport Highway Birmingham, AL 35222

To Sublessee: Mr. Matt Chambers, 3029 200 Ave South Birmingham, AL 35233

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15.	CONSENT BY LESSOR.

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

Date:	10/28/13	Date:	10/22/2013

Sublessee:	Mingledorffs	Sublessor:	Confederate Motors, Inc.

By:	/s/ Rob Weller	By:	/s/ H. Matthew Cambers

Title:	CFO	Title:	Chairman & CEO

LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restrictions in the Master Lease concerning further assignment or subletting, and/or without waiver of any obligations of Lessee to Lessor as contained in the Master Lease. Lessor certifies that, as of the date of Lessor's execution hereof Sublessor is not in default or breach of any of the provisions of the Master Lease, and the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Date:	10/1/13

Lessor:	The Georege F. Wheelock Company

By:	George F. Wheelock

Title:	President

By:	Joel W. Henderson

Title:	VP & GM

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